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                                                                  EXHIBIT 10.24


                        BROWNING-FERRIS INDUSTRIES, INC.
                    CONVERTIBLE ANNUAL INCENTIVE AWARD PLAN
                        (AS AMENDED ON DECEMBER 2, 1997)

The Browning-Ferris Industries, Inc. (the "Company") Convertible Annual Incentive Award Plan (the "Plan") is an executive incentive plan designed to encourage increased ownership of BFI Common Stock by the Company's and its subsidiaries' executives an key employees who have a significant impact on the growth and profitability of the Company. The objectives of the Plan are to offer a highly competitive stock-based compensation program to executives, to ensure that the Company is managed in the best long-term interests of its shareholders and employees. The Plan seeks to achieve these objectives by allowing plan participants to convert a portion or all of their annual cash incentive awards, which may be earned in the next fiscal year, to the Company's common stock, with restrictions placed on this stock for a period of two years after the grant date. As an incentive for participating in the Plan, participants will receive a 25% premium, also in shares of restricted stock, in addition to the shares of converted incentive award. This plan document sets forth all the terms and conditions of the Plan as approved by the Compensation Committee of the Board of Directors of Browning-Ferris Industries, Inc.

PARTICIPATION ELIGIBILITY

Participation in the Plan shall be restricted to Corporate Officers; participation in the Plan is voluntary.

CONVERSION APPROACH

A Plan participant can convert up to 100% of an annual incentive award, on a pre-tax basis, to BFI Common Stock. The number of shares received by the participant is a function of the percentage of the annual cash incentive award to be converted, specified by the participant prior to the beginning of the Company's fiscal year, and the fair market value of BFI Common Stock on the grant date. In addition, premium shares will be granted on a 1-for-4 basis (where one premium share is issued for every for shares of common stock that the participant converts). The following is an example of how the Plan operates:


        Hypothetical Annual Incentive Award                          $34,800
        50% of Award converted to Common Stock                       $17,400
        Fair Market Value of Common Stock on Grant Date              $30.00 per share
        Number of shares of Common Stock converted                   580
        Number of Premium Shares offered                             145
        Total number of Plan shares awarded*                         725
        Dollar value on Grant Date of both Converted Shares          $21,750
               and Premium Shares


        *Note: Only whole shares in five share increments will be awarded to participants in the Plan. Fractional share amounts will not be converted but will be paid in cash as part of the annual incentive payment.

As used in this Plan, "grant date" shall mean the date the Compensation Committee approves annual incentive awards for each Plan participant and "fair market value" shall mean the average of the high and low prices on the New York Stock Exchange, Composite Transactions, as reported in the Wall Street Journal, for shares of common stock of the Company.


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RESTRICTION PERIOD FOR SHARES

Both converted shares and premium shares acquired through the Plan are subject to a two-year restriction period during which the Plan shares are forfeitable and a participant cannot sell, transfer, pledge or assign Plan shares. During this restriction period, all Plan shares maintain full voting rights and participants will receive dividend payments as declared and paid by the Company. The restriction period begins on the grant date, with subsequent two-year restriction periods beginning on the grant dates of any subsequent awards. Generally, the taxation of all Plan shares is deferred until the expiration of the restriction period. Following the expiration of this restriction period, both the converted shares and the premium shares become fully vested and their fair market value on that date will be recognized as taxable income subject to applicable payroll taxes and inclusion in W-2 earnings for that calendar year. No participant shall exercise the election permitted by Section 83(b) of the Code without the express written approval of the Compensation Committee of the Board of Directors.

FORFEITURE IN THE CASE OF SEPARATION OF EMPLOYMENT

Termination prior to the expiration of the restriction period requires complete forfeiture of all converted common stock shares and premium shares acquired through the Plan. Should employment end by reason of death, disability, retirement in accordance with the then existing rules of the Company, or involuntarily leave of employment with the Company without cause, during the restriction period, all Plan shares shall be vested on the effective termination date and valued at fair market value on that date for compensation purposes.

CONVERSION ELECTION BY PARTICIPANT

Each participant must specify the portion of his/her annual incentive award to be converted to BFI common stock prior to the beginning of the Company's fiscal year or 30 days following eligibility for this Plan. Eligibility for initial participants shall commence on September 27, 1994. Once made, each annual election is irrevocable. A separate election must be made prior to the beginning of each subsequent fiscal year as to the respective award conversion for that fiscal year.

TERM AND ADOPTION OF THE PLAN

This Plan, as set forth herein, was approved by the Compensation Committee on September 7, 1994, and revised on September 6, 1995, and is subject to the terms of the Company's 1993 Stock Incentive Plan (the "Stock Incentive Plan"), and in the event of a conflict or inconsistency between the terms of the Plan and the Stock Incentive Plan, then the terms of the Stock Incentive Plan shall control. The Plan shall remain in effect until it is terminated pursuant to the following section. The adoption of this Plan or any modification hereof does not imply any commitment to continue or adopt the same Plan, or any modification thereof, or any other Plan for incentive compensation for any succeeding year, or for any award to be paid under the Company's annual incentive plans. Neither this Plan nor any award made under the Plan shall create any employment contract or relationship between the Company or its subsidiaries and any participant.

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RIGHT TO AMEND OR TERMINATE THE PLAN

This Plan will be construed in accordance with the laws of the State of Delaware. The Compensation Committee can amend, suspend, or terminate the Plan at any time and for any reason, except that the provisions of the Plan pertaining to the amount, price, and timing of grants shall not be amended more than once in any 12-month period, unless such action is required to comply with changes in laws or regulations of the Internal Revenue Service, the Securities and Exchange Commission or other government agencies having jurisdiction over these types of plans.

PLAN AGREEMENT

Each participant must sign the Convertible Annual Incentive Award Plan Agreement (Attachment I) to indicate his/her participation in the Plan under all terms and conditions set forth herein. A new agreement must be signed for each subsequent fiscal year for which the participant wishes to make an election.

PLAN ADMINISTRATION

The Compensation Committee of the Board of Directors of Browning-Ferris Industries, Inc. shall have the exclusive responsibility for the general administration of this Plan, according to the terms and provisions of the Plan and the Stock Incentive Plan. In order to properly fulfill its administrative responsibilities, the Committee shall have the right to construe the Plan, resolve ambiguities and when exercising its discretion in good faith, its decisions shall be binding on all parties and shall only be subject to review as to whether the Committee has abused its discretion.

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                                                                   Attachment I

               CONVERTIBLE ANNUAL INCENTIVE AWARD PLAN AGREEMENT

This document shall constitute the agreement between Browning-Ferris Industries, Inc. or one its subsidiaries (the "Company") and _________________________________, which confirms his or her election to participate in the Company' s Convertible Annual Incentive Award Plan (the "Plan").

Subject to the terms and conditions of the Plan, I elect to be a participant in the Plan for the fiscal year beginning October 1, _____ and ending September 30, ______.

For the above fiscal year, I irrevocably elect the following (complete either item 1 or 2 below):

1. ____ Fixed Option.                       ____% (up to 100%) of any annual
                                            incentive award I am eligible to
                                            receive.

2. ____ Variable Option. (Complete each of the items listed below):

                                            ____% (up to 100%) of any annual
                                            incentive award I am eligible to
                                            receive if such award represents
                                            less than 50% of the Target award I
                                            am eligible for in the annual
                                            incentive plan,

                                            ____% (up to 100%) of any annual
                                            incentive award I am eligible to
                                            receive if such award represents at
                                            least 50% but less than 75% of the
                                            Target award,

                                            ____% (up to 100%) of any annual
                                            incentive award I am eligible to
                                            receive if such award represents at
                                            least 75% but less than 100% of the
                                            Target award, and

                                            ____% (up to 100%) of any annual
                                            incentive award I am eligible to
                                            receive if such award represents
                                            100% or more of the Target award,
                                            and

to be converted to BFI Common Stock under the provisions of the Plan. For each four shares of converted incentive award that the Company grants in common stock under the terms of the Plan, the Company will grant one premium share of BFI Common Stock. All converted common shares and premium shares acquired under the terms of this Plan are subject to a two year restriction period from the grant date. During this restriction period, shares cannot be sold, transferred, pledged or assigned.

In the event that my employment with the Company is terminated for reasons other than disability, retirement, or death prior to the expiration of the restriction period, I am required to forfeit all converted common stock shares and premium shares acquired under the provisions of this Plan which are still subject to the restriction period. However, if I involuntarily leave employment with the Company without cause, all Plan shares shall be vested on the effective termination date.

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I acknowledge that I have received a copy of the Convertible Annual Incentive
Plan document and the 1993 Stock Incentive Plan and am responsible for understanding their provisions.

This agreement is valid for the fiscal year described above and is irrevocable once made; my conversion election and beneficiary designation does not revoke any prior election applicable to any prior period.

BENEFICIARY DESIGNATION

In the event of my death, I designate ______________________________ to receive all Plan shares for the fiscal year covered by this agreement, which will be vested on the date of my death and valued at fair market value on that date. If I have designated a beneficiary who is not my spouse, my spouse has indicated his or her consent by his or her execution of this document, properly notarized. (Important Notice from the Company: In the event that a married participant wishes to designate as beneficiary a person who is not his or her spouse, then the participant and his or her spouse are advised to seek independent tax counsel as to the possible federal and/or state gift and estate tax consequences of such a beneficiary designation.)

Date:                              Participant:
     --------------------                      --------------------------------


CONSENT TO BENEFICIARY

I understand that if the participant names a beneficiary other than his or her spouse, the spouse must consent. I hereby consent to the beneficiary named in this Agreement.

Consent of Participant's Spouse:                              Date:
                                -----------------------------      ------------

The State of
             -----------
County of
          --------------

Before me, the undersigned authority, on this day personally appeared ___________________, known to me to be the person whose name is subscribed to the foregoing instrument as the Participant's spouse, and such person acknowledged to me that he or she executed the same for the purposes expressed and in the capacity stated.

Given under my hand and seal of office, this     day of            , 19  .
                                             ---        -----------    ---




                            -----------------------------------------------
                                     Notary Public for the
                                     State of
                                              -------------

                            My commission expires on

                                                     , 19
                            -------------------------    ---.

                            Accepted by the Company:

                            By:
                               --------------------------------


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